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                                                                     EXHIBIT 4.1



                  LETTER TO SECURITIES AND EXCHANGE COMMISSION





Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

April 9, 2002

Dear Sir or Madam:

We have read Item 4 included in the Form 8-K dated April 9, 2002 of Luigino's, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP
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Arthur Andersen LLP